Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the statement on Schedule 13D filed herewith (including any and all amendments thereto) relating to the common shares, without par value, of TIM S.A., a Brazilian corporation, is being filed jointly with the United States Securities and Exchange Commission, on behalf of each of the undersigned, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

September 30, 2020
Dated
/s/ Riccardo Amerigo Pettazzi
Signature

Name: Riccardo Amerigo Pettazzi Title: Director, Corporate Affairs TELECOM ITALIA S.P.A.

September 30, 2020
Dated
/s/ Biagio Murciano
Signature

Name: Biagio Murciano Title: CEO TELECOM ITALIA FINANCE S.A.

September 30, 2020
Dated

/s/ Mario Girasole
Signature

Name: Mario Girasole Title: CEO TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S.A.